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               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                                                     EXHIBIT 8.1


                               February 22, 2000


Advanta Bank Corp.
11850 South Election Road
Draper, Utah  84020

         Re: Advanta Equipment Receivables Limited Liability Companies Equipment Receivables Asset-Backed Notes

Ladies and Gentlemen:

     We have acted as counsel for Advanta Bank Corp., a Utah industrial loan corporation, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), filed on December 30, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Equipment Receivables Asset-Backed Notes (the "Notes"). Such Notes will be issued from time to time by limited liability companies to be created for such purpose.

     We hereby confirm that the statements set forth under the headings "Prospectus Summary -- Federal Income Tax Matters" and "Federal Income Tax Consequences," in the base prospectus relating to the Notes and forming a part of the Registration Statement, which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

     This opinion letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Notes with numerous different characteristics, the particular characteristics of each Series of Notes must be considered in determining the applicability of this opinion to a particular Series of Notes.


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               [Letterhead of ORRICK, HERRINGTON & SUTCLIFFE LLP]




Advanta Bank Corp.
February 22, 2000
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                           Very truly yours,
                           /s/ Orrick, Herrington & Sutcliffe LLP
                           ORRICK, HERRINGTON & SUTCLIFFE LLP